                                  EXHIBIT 21.1


                               CAREDATA.COM, INC.

                              LIST OF SUBSIDIARIES


                                                                      STATE OF
NAME OF SUBSIDIARY                                                 INCORPORATION
------------------                                                 -------------
Medirisk of Illinois, Inc. (formerly known as
Formations in Health Care, Inc.)                                       Indiana

Medirisk of Missouri, Inc. (formerly known as
PracticeMatch, Inc.)                                                  Missouri

CIVS, Inc.                                                            Maryland

Caredata Reports, Inc.                                                New York

Medsource, Inc.                                                      Minnesota

Healthdemographics, Inc.                                              Delaware

Sweetwater Health Enterprises, Inc.                                      Texas

Successful Solutions, Inc.                                            Delaware

Citizen 1 Software, Inc.                                              Delaware


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